UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                               _____________

                                 FORM 8-K

                              CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

            Date of Report (Date of earliest event reported)
                 September 12, 2006 (September 6, 2006)
                               ____________

                     DIALYSIS CORPORATION OF AMERICA
         (Exact name of registrant as specified in its charter)

          Florida                    0-8527                59-1757642
(State or other jurisdiction       (Commission           (IRS Employer
      of incorporation)             File Number)       Identification No.)

1302 Concourse Drive, Suite 204, Linthicum, MD                21090
   (Address of principal executive offices)                 (Zip Code)

   Registrant's telephone number, including area code: (410) 694-0500

                              Not Applicable
     (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.05 Amendment to the Registrant's Code of Ethics, or Waiver of a
          Provision of the Code of Ethics.

     On September 6, 2006, the Company's board of directors approved certain amendments to its Code of Ethics and Business Conduct (the "Code"), including a provision entitled "Waivers of this Code." The waiver addition to the Code indicates that the policies contained in the Code must be strictly adhered to and exemptions allowed only in very limited circumstances. Any request made for a waiver relating to an employee or officer, requires approval of such person's supervisor and counsel. Any waiver request relating to an executive officer or director must be approved by the board and counsel, and disclosed as required by law. Counsel is required to maintain records of all waiver requests and their disposition. Other changes primarily relate to updates, applicability, and more detail in areas including ethics obligations in public reporting, corporate opportunities and gifts. The foregoing is a brief summary and is qualified by reference to the Code attached as Exhibit 14.1.

Item 8.01 Other Events.

     Our former parent, Medicore, Inc., merged with our company on September 21, 2005, resulting in our company succeeding to a litigation initiated by Medicore in May, 2004, against Simclar International, Ltd. ("Simclar"), in the Circuit Court of the 11th Judicial Circuit, In and For Miami-Dade County, Florida, for breach of contract for collection of an additional approximately $155,000 as an earn-out payment under an agreement for sale and purchase of shares in 2001, relating to the sale of Medicore's majority interest in its former subsidiary, Techdyne, Inc. Simclar filed a counterclaim in 2004, for approximately $316,000, alleging it made errors in its certifications of the earn-out payments due to Medicore. This case has been settled with Simclar paying our company $65,000, and dismissal of Simclar's counterclaim.

Item 9.01 Financial Statements and Exhibits

     (d) Exhibits

         (14) Code of Ethics

              14.1 Code of Ethics and Business Conduct, as amended,
                   September 6, 2006.

                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       DIALYSIS CORPORATION OF AMERICA

                                         /s/ J. Michael Rowe
                                       By---------------------------------
                                         J. MICHAEL ROWE
                                         Vice President and
                                         Chief Operating Officer

Dated:  September 12, 2006

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                             EXHIBIT INDEX

Exhibit
Number
________

  14.1  Code of Ethics and Business Conduct, as amended, September 6, 2006.